Exhibit 99.3

CHS/COMMUNITY HEALTH SYSTEMS, INC.

OFFERS TO EXCHANGE

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 5.125% SENIOR SECURED NOTES DUE 2021, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 5.125% SENIOR SECURED NOTES DUE 2021 (CUSIP Nos. 12543DAS9 and U17127AF5)

and

$3,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 6.875% SENIOR NOTES DUE 2022, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 6.875% SENIOR NOTES DUE 2022 (CUSIP Nos. 12543DAT7 and U17127AG3)

                    , 2014

To Our Clients:

Enclosed for your consideration are a Prospectus dated                     , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a Letter of Transmittal and instructions thereto (the “Letter of Transmittal”) in connection with the offer by CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), to exchange (the “Exchange Offers”) an aggregate principal amount of up to $1,000,000,000 of its 5.125% senior secured notes due 2021 registered under the Securities Act (the “Secured Exchange Notes”) for its unregistered 5.125% senior secured notes due 2021 (the “Secured Initial Notes”) and an aggregate principal amount of up to $3,000,000,000 of its 6.875% senior notes due 2022 registered under the Securities Act (the “Unsecured Exchange Notes” and, together with the Secured Exchange Notes, the “Exchange Notes”) for its unregistered 6.875% senior notes due 2022 (the “Unsecured Initial Notes” and, together with the Unsecured Initial Notes, the “Initial Notes”) upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON                     , 2014 (THE “EXPIRATION DATE”), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFERS.

The enclosed materials are being forwarded to you as the beneficial owner of the Initial Notes held by us for your account but not registered in your name. A tender of such Initial Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Initial Notes in the Exchange Offers.

Accordingly, we request instructions as to whether you wish to tender any or all such Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Initial Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Initial Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Initial Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Initial Notes held by us for your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                     , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offers (the “Exchange Offers”) by CHS/Community Health Systems, Inc. (the “Company”) to exchange an aggregate principal amount of up to $1,000,000,000 of its Secured Exchange Notes and $3,000,000,000 of its Unsecured Exchange Notes, in each case, which have been registered under the Securities Act for any and all of its outstanding Secured Initial Notes and Unsecured Initial Notes, respectively, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Initial Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Box 1 ☐ Please tender the Initial Notes held by you for my account, as indicated below.
Box 2 ☐ Please do not tender any Initial Notes held by you for my account.

Date:

If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Initial Notes, including but not limited to the representations that the undersigned (i) it is not affiliate of the Company as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes, (iii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business and (iv) is not a broker-dealer tendering Initial Notes acquired for its own account directly from the Company. If a holder of the Initial Notes is an affiliate of the Company, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offers, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction of the Exchange Notes.

Signature(s)

Principal Amount of Secured Initial Notes to be Tendered: *

$
(Must be in minimum denominations of $2,000 and
integral multiple(s) of $1,000 in excess thereof.)

Principal Amount of Unsecured Initial Notes to be Tendered: *

$
(Must be in minimum denominations of $2,000 and
integral multiple(s) of $1,000 in excess thereof.)

* Unless otherwise indicated, the entire principal amount held for the account of the beneficial owner will be tendered.

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